Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information in the Registration Statement (Form N-1A) of First American Funds, Inc. filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 84 under the Securities Act of 1933 (Registration No. 002-74747).

/s/ Ernst & Young LLP

Chicago, Illinois

July 18, 2016